EXHIBIT 10.17
                                                                 EXECUTION COPY
                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, dated as of June 1, 1999 (this "Agreement"), is entered into by and between CHARLES I. BORTNICK ("Employee") and WESTWOOD ONE, INC., a Delaware corporation (the "Company").

                                    RECITALS:

     WHEREAS, the Company is in the business of managing a sales force, selling broadcast and other advertising, and developing, producing and broadcasting traffic, news, sports, weather and other information reports throughout the United States; and

     WHEREAS, Employee has extensive management, marketing and operations experience; and

     WHEREAS, the Company desires to engage the services of Employee to serve as President and Chief Operating Officer of the Company's Metro/Shadow operations ("Metro/Shadow") on the terms and conditions herein contained; and

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1. Employment. The Company hereby engages and employs Employee, and Employee accepts such employment, to render such services to the Company as President and Chief Operating Officer of Metro/Shadow as are customarily rendered by and required by such a position, and Employee agrees to devote Employee's full time and efforts to the interests of the Company upon the terms and conditions hereinafter set forth.

     2.  Term  of  Employment.   Subject  to  the  provisions  for   termination
hereinafter provided, Employee's term of employment by the Company shall commence at the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 1, 1999, by and among the Company, Metro Networks, Inc. and Copter Acquisition Corp. (the "Effective Date"), and shall continue in effect until the later of (i) twenty-four (24) months from the Effective Date and (ii) December 31, 2001 (the "Term"). Unless otherwise terminated pursuant hereto, if Employee continues to be employed by the Company after the Term, then Employee's employment shall be deemed to continue on a month-to-month basis until such time as either party shall deliver written notice to the other party and this Agreement shall terminate ninety (90) days after the giving of such notice. Except as otherwise set forth herein, if either party hereto desires to terminate this Agreement at the end of the Term or thereafter, the same ninety
(90) days prior written notice shall apply. The period from the Effective Date through the date ninety (90) days from the date any notice of termination

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referred to above is delivered  is  hereinafter  referred to as the  "Employment
Period". Unless otherwise terminated pursuant to Section 7, if the Company terminates Employee's employment at the end of the Term or anytime thereafter, or the parties are unable to agree on the terms of a new agreement at the end of the Term and Employee terminates his employment, the Company shall pay Employee the equivalent of his monthly Base Salary (as defined herein) for ninety (90) days following the end of Employee's employment.

     3. Services to be Rendered by Employee.

     (a) During the Employment Period, Employee shall serve as President and COO of Metro/Shadow. Employee shall perform such executive duties as from time to time may be delegated to Employee by such parties. Employee shall devote all of Employee's professional time, energy and ability to the proper and efficient conduct of the Company's business. Employee shall observe and comply with all reasonable lawful directions and instructions by and on the part of the Chief Executive Officer or the Board of Directors of the Company (the "Board of Directors") or their designees, and endeavor to promote the interests of the Company and not at any time do anything which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise.

     (b) The Company may from time to time call on Employee to perform services related to the business of developing and broadcasting traffic, news, sports and weather reports, which may include (in the Company's sole discretion) contributing to the day-to-day management and operation of such business, soliciting Sponsors, Corporate Affiliates (as such terms are defined in Section 14 hereof) or customers or dealing with their accounts, or the television or radio broadcast of traffic, news, sports and weather reports, or other activities related to the Company's business, as reasonably specified from time to time by the Chief Executive Officer, the Board of Directors or their designees. The Company shall not relocate Employee to another city without Employee's prior consent.

     (c) Employee acknowledges that the Company does not allow personal trade.

     4. Compensation.

     (a) Base Salary. For the services to be rendered by Employee during Employee's employment by the Company, the Company shall pay Employee, and Employee agrees to accept, a base salary (the "Base Salary") of $325,000 for year one and $350,000 for year two, in each case payable in accordance with the Company's standard payroll procedures.

     (b) Bonus. Employee shall be eligible for a potential cash bonus of $125,000 for year one and $150,000 for year two, in each case based on achieving cash flow objectives established by the Chief Executive Officer, which objectives may be modified by the Chief Executive Officer based on changes in facts or circumstances in his/her reasonable discretion.

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     (c) Options.  Employee will be granted options,  at the then current market price on the date of grant, under the Company's 1999 Stock Option Plan to purchase seventy-five thousand (75,000) shares, of the Company's common stock, par value $.01 per share, on each of the Effective Date and the first anniversary of the Effective Date. The option agreement relating to such options shall provide that such options shall vest ratably over 5 years, provided, however, that vesting will be accelerated if employee is terminated without cause (for purposes of this Agreement, termination for cause shall be limited to termination pursuant to Sections 7(a)(i), (ii), (iv) and (v) hereof), or if this Agreement is not renewed on terms substantially similar to this Agreement, excluding the annual grant of stock options.

     5. Expenses. Upon submission of all necessary properly completed expense reports requested by the Company, the Company shall reimburse Employee, or cause Employee to be reimbursed, in cash for all reasonable, receipt-supported, business expenses incurred by Employee in accordance with the Company's policies in effect from time to time.

     6. Benefits.

     (a) Company Plans; Insurance. During the Term, Employee shall receive all the benefits currently available to comparable level employees of the Company. Employee recognizes the right of the Company to change, amend or terminate any of the afore-mentioned employee benefit programs at any time.

     (b) Vacation. Employee shall be entitled to vacation time in accordance with the Company's employee handbook. Such vacation time may only be used subject to reasonable approval by the Chief Executive Officer of the Company.

     (c) Years of Service. For purposes of determining years of service, Employee shall be given credit for years of service at Metro/Shadow and its subsidiaries.

     7. Termination of Employment; Suspension.

     (a) During the Employment Period, the Company shall have the right, to terminate the employment of Employee hereunder immediately with or without notice thereof to Employee in the event of any of the following:

          (i) if Employee has (A) willfully failed, refused or habitually has neglected to carry out or to perform the reasonable duties required of Employee hereunder or otherwise breached any material provision of this Agreement (other than Sections 8 and 13 hereof, which are governed by Section 7(a)(iv) hereof) after ten (10) days prior written notice from the Chief Executive Officer or the Board of Directors of such failure or neglect and the failure or neglect remains unremedied following such ten
     (10) days period, or (B) willfully breached any statutory or common law duty.

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          (ii) if Employee is convicted of a felony or a crime  involving  moral turpitude or if the Company, acting in good faith and upon reasonable grounds, determines that Employee has willfully engaged in conduct which would injure the reputation of the Company or otherwise adversely affect its interest if Employee were retained as an employee of the Company;

          (iii) if Employee becomes unable by reason of physical disability or other incapacity (as may be defined in applicable disability insurance policies) to carry out or to perform the duties required of Employee hereunder for a continuous period of ninety (90) days; provided, however, that Employee's compensation during any period in which Employee is unable to perform the duties required of Employee hereunder shall be reduced in accordance with the Company's policies and by any disability payments
     (excluding any reimbursements for medical expenses and the like) which Employee is entitled to receive under group or other disability insurance policies of the Company during such period;

          (iv) if Employee breaches any of the provisions of Section 8 or 13 hereof or breaches any of the terms or obligations of any other noncompetition and/or confidentiality agreements entered into between Employee and the Company, or the Company Group (as hereinafter defined), if any; or

          (v) if employee steals or embezzles assets of the Company.

     (b) Employee's employment with the Company shall automatically terminate (without notice to Employee's estate) upon the death or loss of legal capacity of Employee.

     (c) If Employee willfully fails to perform in any material respect any of the obligations set forth in this Agreement, or in the event of any willful breach by Employee of any representation, warranty, term, obligation or condition of this Agreement, the Company shall have the right, at its sole option, in addition to the rights set forth in this Agreement or any other rights at law or in equity, to discipline Employee, by suspension from work, and/or suspension of or reduction in pay.

     (d) In the event of any termination of employment pursuant to this Section 7, Employee (or Employee's estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee's present entitlement, if any, under the Company's employee benefit plans and programs and (iii) no other compensation.

     8. Confidentiality; Non-Competition; Non-Solicitation.

     (a) Employee recognizes and acknowledges that he has had access to certain information of members of the Company Group (as hereinafter defined) and that such information is confidential and constitutes valuable, special and unique property of such members of the Company Group.

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Employee  shall not,  directly or  indirectly,  at any time after the  Effective
Date, disclose, divulge, publish or otherwise communicate to anyone, nor retain, copy or permit to be copied, or make use of for personal purposes or for the benefit of any person, firm, corporation or other entity (other than the Company Group) any Confidential Information (as defined below) of any member of the Company Group (regardless of whether developed by such party) without the prior written consent of the Company.

     As used herein, "Company Group" means the Company and its subsidiaries, and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company and its subsidiaries. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     (b) The term "Confidential Information" with respect to any person means any trade secrets and any other secret or confidential information or knowledge and shall include, but shall not be limited to, (i) the plans, methods, costs, prices, uses and applications of products and services relating to the Business (as hereinafter defined), (ii) results of investigations, studies or research relating to the Business, (iii) information relating to employees, agents, broadcasters, customers, suppliers and advertisers of the Business, (iv) all products, processes, compositions, samples, formulae, computer programs and information systems relating to the Business, (v) all servicing, marketing, programming or business methods and techniques relating to the Business and (vi) all business plans, financial matters and all information relating to mergers and acquisitions relating to the Business, in all such cases before or during the term of this Agreement, that are not available to the public or that are maintained as confidential by any member of the Company Group.

     (c) During the Term of this Agreement and for a period of one year thereafter, without the prior written consent of the Company, Employee shall not, and shall not permit any person or entity who or which Employee controls (as defined above) to, within the United States (the "Territory"), engage directly or indirectly in the Business (other than engaging in such businesses pursuant to Employee's employment or consultation with, participation in the management of, or ownership of securities in, the Company Group). For purposes of this Agreement, "Business" shall mean the businesses of the Company (as now conducted or contemplated to be conducted) including without limitation, the businesses of (i) providing traffic reporting services, however distributed, including, without limitation, to television and radio stations, Internet service providers and any other person or entity who or which may distribute such services or information through any media, now existing or hereafter available or (ii) providing local news, sports or weather reporting to radio stations. Employee shall be deemed to engage in the Business if Employee, directly or indirectly (including, without limitation, through any person or entity who or which Employee controls), engages or invests in, owns, manages, operates, controls or participates in the ownership, management, operation or control of, is employed by, provides financial support, or renders services or

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advice to, any business  engaged in the Business;  provided,  however,  that (x)
Employee or any such person or entity may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if (1) such securities are listed on any national or regional securities  exchange  or  have  been  registered  under  Section  12(g)  of  the
Securities Exchange Act of 1934, as amended, and (2) Employee does not beneficially own (as defined Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) 5% or more of the outstanding equity of such enterprise and (y) Employee shall not be deemed to engage in the Business as a
result  of  his   employment   with  a  business  so  engaged  so  long  as  the
responsibilities and activities with respect to his employment are not related, directly or indirectly, in any material respect to the conduct by such business of its Business.

     (d) During the Term of this Agreement and for a period of one year thereafter, Employee shall not, directly or indirectly, request, induce, attempt to influence or have any other business contact with any employee, officer, agent or consultant of any member of the Company Group or any talent providing services to the Company Group, to terminate his or her relationship with such member of the Company Group.

     9. Enforceability. Employee agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this Agreement is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Agreement shall remain in full force and effect. Employee further agrees that if a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy, the remaining provisions of this Agreement and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect. Employee acknowledges that the restrictions imposed by the Agreement are legitimate, reasonable and necessary to protect the Company Group's investment in its businesses and the goodwill thereof. Employee acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that Employee has been engaged in the Business, Employee's reputation in the markets for the Business and Employee's relationship with the suppliers, customers, advertisers and clients of the Company Group. Employee further acknowledges that the restrictions contained herein are not burdensome to Employee in light of the consideration paid therefor and the other opportunities that remain open to Employee.

     10. Remedies. Employee acknowledges that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement, but Employee agrees that in addition to all other remedies available to the other parties hereto, such other parties shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, restraining orders, injunctive relief and specific performance, without the posting of a bond or other security interest being required.

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     11.  Advertising  and  Publicity.  Employee  hereby  grants the Company the royalty-free right to use and license others to use Employee's name, nickname, recorded voice, biographical material, portraits, pictures, and likenesses for
advertising  purposes  and  purposes  of  trade,   promotion  and  publicity  in
connection with the institutions, services and products for the Company Group, Sponsors and Corporate Affiliates, such uses to be at such times, in such manner and through such media as the Company may in its sole discretion determine. Such right shall last for so long as Employee is employed by the Company and, in connection with the use or exploitation of any material in which Employee has been involved during Employee's employment, perpetually thereafter. Employee shall not authorize or release any advertising or promotional matter or publicity in any form with reference to Employee's services hereunder, or to the
Company  Group's  programs,  Sponsors  or  Corporate  Affiliates,   without  the
Company's prior written consent.

     12. Work for Hire. Employee agrees that any ideas, concepts, techniques, or computer programs relating to the business or operations of the Company Group which are developed by Employee during Employee's employment hereunder, including each program and announcement prepared for broadcast, and the titles, content, format, idea, theme, script, characteristics, and other attributes thereof, shall be deemed to have been made within the scope of Employee's employment and therefore constitute works for hire and shall automatically upon their creation become the exclusive property of the Company. To the extent such items are not works for hire under applicable law, Employee assigns them and any and all intangible proprietary rights relating thereto to the Company in their entirety and agrees to execute any and all documents necessary or desired by the Company to reflect the Company's ownership thereof.

     13. Communications Act of 1934. Employee represents and warrants that neither Employee nor, to the best of Employee's knowledge, information and belief, any other person, has accepted or agreed to accept, or has paid or provided or agreed to pay or provide, any money, service or any other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter contained in programs. Employee further represents and warrants that, during Employee's employment, Employee shall comply with all legal requirements.

     14.  Certain  Definitions.   As  used  in  this  Agreement,  the  following
capitalized terms shall have the meanings indicated:

     (a) Corporate Affiliates. Any organization, entity or person with whom the Company has or had a contract or other arrangement to provide traffic, news, weather, sports or other information, whether by broadcast, computer or any other means.

     (b) Sponsor(s). Any and all client advertisers of the Company (including their subsidiaries and affiliates), including, without limitation, advertisers whose commercial material is to be, is or was incorporated in any one or more of the Company's programs or announcements, live or recorded, broadcast over the facilities of the Company, by the Company, or pursuant to an arrangement with a Corporate Affiliate.

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     15. No Waiver.  No failure or delay on the part of any party in  exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     16. Successors and Assigns. This Agreement shall inure to the benefit of and the successors and assigns of the Company. The Company may assign its rights under this Agreement in connection with any sale, transfer of other disposition of all or a substantial portion of the stock or assets of the Company. Employee may not assign his duties or obligations hereunder, but this Agreement shall be enforceable against Employee's successors and legal representatives to the extent of any violation hereof by Employee.

     17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, confirmed facsimile or telex, or by first class mail (postage prepaid, return receipt requested), to the other party as follows:



   if to the Company to:                  Westwood One, Inc.
                                          9540 Washington Boulevard
                                          Culver City, California 90232
                                          Attention:  Joel Hollander
                                          Facsimile:  (310) 840-4059

   with a copy to:                        Weil, Gotshal & Manges LLP
                                          767 Fifth Avenue
                                          New York, New York  10153
                                          Attention:  Howard Chatzinoff, Esq.
                                          Facsimile:  (212) 310-8007

   if to Employee to:                     Charles Bortnick
                                          c/o Metro Networks, Inc.
                                          2800 Post Oak Blvd.
                                          Suite 4000
                                          Houston, Texas  77056
                                          Facsimile:  (713) 407-6049

   with a copy to:                        Neil A. Torpey, Esq.
                                          Paul, Hastings, Janofsky & Walker LLP
                                          399 Park Avenue
                                          New York, New York  10022
                                          Facsimile:  (212) 319-4090

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or to such  other  address  as the  person  to whom  notice  is  given  may have previously furnished to the other in writing in the manner set forth above.

     18. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     19. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     20. Governing Law. This Agreement shall be instituted and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles and policies of such state.

     21. Waiver of Rights and Consent to Arbitration. Employee shall and does hereby irrevocably waive the right to file any complaints against the Company with any federal, state or local agencies, including but not limited to, the Equal Employment Opportunity Commission, and any state Commission on Human Rights or to file any claim, institute litigation or other legal action based on the employment relationship or any activity covered by the terms of this agreement. Employee agrees and acknowledges that in exchange for the relinquishment of those rights that any dispute, controversy or claim arising out of this Agreement, or the employment relationship between Employee and the
Company, except for equitable relief sought by the Company in aid of arbitration, shall be finally settled by arbitration in the State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award may be entered in any court having jurisdiction thereof.

     22.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be original but all of which shall constitute one and the same agreement.

     23. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     24. Execution by Company. Submission of this Agreement to Employee, or Employee's agents or attorneys, for examination or signature does not constitute or imply an offer of employment, and this Agreement shall have no binding effect until execution hereof by both the Company and Employee.

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     25. No Inference  Against  Author.  No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

                         [SIGNATURES BEGIN ON NEXT PAGE]

                     SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first written above.

                                            WESTWOOD ONE, INC.



                                            By:/S/ FARID SULEMAN
                                            --------------------
                                            Name:  Farid Suleman
                                            Title: Executive Vice President,
                                                   Chief Financial Officer and
                                                   Secretary



                                            /S/ CHARLES BORTNICK
                                            --------------------
                                            CHARLES BORTNICK


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                                   AMENDMENT 1
                             TO EMPLOYMENT AGREEMENT
               BETWEEN WESTWOOD ONE, INC. AND CHARLES I. BORTNICK

     The following, upon execution by the parties hereto shall constitute an amendment to the Employment Agreement entered into by and between Westwood One, Inc. (the "Company") and Charles I. Bortnick ("Employee"), dated as of June 1, 1999 (the "Agreement").

1. Section 4(a) of the Agreement shall be amended and restated as follows:

     "(a) Base Salary. For the services to be rendered by Employee during Employee's employment by the Company commencing January 1, 2002, the Company shall pay Employee, and Employee agrees to accept, an annual base salary (the "Base Salary") of $375,000, payable in accordance with the Company's standard payroll procedures."

2. Section 4(b) of the Agreement shall be amended and restated as follows:

     "(b) Bonus. Employee will be eligible for a discretionary cash bonus of up to Two Hundred Thousand ($200,000.00) Dollars in the sole and absolute discretion of the Board of Directors or its Compensation Committee or their designee. "

3. The word "Term" in Section 6(a) of the Agreement shall be replaced with "Employment Period".

4. The phrase "Term of this  Agreement"  in the first lines of Sections 8(c) and
(d) of the Agreement shall be replaced with "Employment
Period".

5. Employee's address for notices in Section 17 of the Agreement shall be deleted and restated as

         "Charles I. Bortnick
         27 Pepper Creek Drive
         Pepper Pike, Ohio  44124"

6. The effective date of this Amendment shall be January 1, 2002.

7. All other provisions of the Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment is EXECUTED as of the 1st day of January, 2002.


WESTWOOD ONE, INC.


By:/S/ JOEL HOLLANDER
---------------------
Name: Joel Hollander
Title: President and CEO


EMPLOYEE

/S/ CHUCK BORTNICK
------------------
Chuck Bortnick

                                   AMENDMENT 2
                             TO EMPLOYMENT AGREEMENT
               BETWEEN WESTWOOD ONE, INC. AND CHARLES I. BORTNICK

     The following, upon execution by the parties hereto shall constitute an amendment to the Employment Agreement entered into by and between Westwood One, Inc. (the "Company") and Charles I. Bortnick ("Employee"), dated as of June 1, 1999 (the "Agreement").

1. Prior to August 1, 2002, Employee shall relocate to the New York Metropolitan area (e.g. Westchester County) and work out of the Company's New York corporate offices during the term of this Agreement. The Company shall pay certain moving expenses related to Employee's relocation, as mutually agreed to between the parties.

2. The date "December 31, 2001" in Section 2 of the Agreement shall be replaced with "December 31, 2004".

3. Section 1 and 3(a) of the Agreement are amended by deleting "President and Chief Operating Officer" and replacing it with Westwood One - Chief Operating Officer and Metro Networks - President."

4. Section 4(a) of the Agreement shall be amended and restated as follows:

     "(a) Base Salary.

     (i) For the services to be rendered by Employee during Employee's employment by the Company commencing January 1, 2002 to the commencement of the Base Salary in (a)(ii) below, the Company shall pay Employee, and Employee agrees to accept, an annual base salary (the "Base Salary") of $375,000, payable in accordance with the Company's standard payroll procedures.

     (ii) For the services to be rendered by Employee during Employee's employment by the Company commencing on August 1, 2002 through December 31, 2003, the Company shall pay Employee, and Employee agrees to accept, an annual base salary (the "Base Salary") of $425,000, payable in accordance with the Company's standard payroll procedures.

     (iii)For the services to be rendered by Employee during Employee's employment by the Company commencing January 1, 2004, the Company shall pay Employee, and Employee agrees to accept, an annual base salary (the "Base Salary") of $450,000, payable in accordance with the Company's standard payroll procedures."

5. Section 4(b) of the Agreement shall be amended and restated as follows:

          "(b) Bonus. Employee will be eligible for a discretionary cash bonus of up to Two Hundred Thousand ($200,000.00) Dollars per annum in the sole and absolute discretion of the Board of Directors or its Compensation Committee or their designee. Such bonus potential shall increase to (i) $275,000 on August 1, 2002 and (ii) $325,000 in calendar year 2004. The parties agree that the bonus potential for calendar year 2002 shall be a prorated number based upon the date when the bonus potential increases."

6. A new Section 5.1 shall be added as follows:

          "5.1 The Company shall provide a leased vehicle to Employee at a cost of not more than $500.00 per month on or about August 1, 2002. The Company shall provide insurance for such vehicle. The Company also agrees to pay for Employee's parking near its offices in New York City."

7. The effective date of this Amendment shall be June 1, 2002.

8. All other provisions of the Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment is EXECUTED as of the 5th day of June, 2002.

WESTWOOD ONE, INC.


By:/S/ JOEL HOLLANDER
---------------------
Name: Joel Hollander
Title: President and CEO


EMPLOYEE

/S/ CHUCK BORTNICK
------------------
Chuck Bortnick

                                 Amendment 3 to
                              Employment Agreement
                           Between Westwood One, Inc.
                             And Charles I. Bortnick
                               Dated June 1, 2004

     The following, upon execution by the parties hereto, shall constitute Amendment 3 to the Employment Agreement and the Amendments thereto, by and between Westwood One, Inc. ("Company") and Charles I. Bortnick ("Employee") dated as of June 1, 1999 (the "Agreement").

     1. The term of Employment in Section 2 of the Agreement shall be extended to December 31, 2006.

     2.   Section 4 shall be amended to add a Section 4(a)(iv) as follows:

     "4(a)(iv)-For the services to be rendered by Employee during Employee's employment by the Company commencing January 1, 2005, the Company shall pay Employee, and Employee agrees to accept an annual base salary (the "Base Salary") of $475,000 payable in accordance with the Company's standard payroll procedures."

     For the services to be rendered by Employee during Employee's employment by the Company commencing January 1, 2006, the Company shall pay Employee, and Employee agrees to accept an annual base salary (the "Base Salary") of $500,000 payable in accordance with the Company's standard payroll procedures."

     3. Section 4(b) "Bonus" of the Agreement shall be amended to add the following new Section 4(b)(iii) in the second sentence of that section as follows:

         (iii) And $350,000 each year for calendar year's 2005 and 2006.

     4.   Section 4(d) of the Agreement shall be deleted in its entirety.

     5. All other provisions of the Agreement and the Amendments thereto shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment 3 is executed as of this 10th day of June
2004.

Westwood One, Inc.                          Employee


/S/ SHANE COPPOLA                           /S/ CHARLES I. BORTNICK
-----------------                           -----------------------
Shane Coppola                               Charles I. Bortnick
President